UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

On September 30, 2013 (the “Amendment Effective Date”), American Homes 4 Rent (the “Company”) announced that its operating partnership, American Homes 4 Rent, L.P. (the “Operating Partnership”, and together with certain other subsidiaries of the Company collectively, the “Borrowers”) entered into an Increased Commitment Supplement and Third Omnibus Amendment Agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Lead Arranger and Wells Fargo and J.P. Morgan Chase Bank, N.A. (“J.P. Morgan”), as Lenders. The Amendment supplements and amends the Master Loan and Security Agreement, dated as of June 6, 2013, (as previously amended, the “Loan Agreement”) between the Borrowers and Wells Fargo, as the Lead Arranger. The Loan Agreement provides for a senior secured revolving credit facility (the “Credit Facility) for the Borrowers. The Company guarantees borrowings under the Credit Facility.

The Amendment, among other things: (1) joins J.P. Morgan as a Lender, (2) increases the maximum amount available for borrowings under the Credit Facility from $500 million to $800 million, (3) extends the period to repay borrowings under the Credit Facility to September 30, 2018, (4) provides for borrowings under the Credit Facility to bear interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 2.75% until March 2017 and, thereafter, at one-month LIBOR plus 3.125%, (5) changes the tangible net worth covenant to require the adjusted tangible net worth of the Company at all times to be not less than 85% of the Company’s adjusted tangible net worth as of the Amendment Effective Date plus 85% of the net proceeds of any additional equity capital raises completed by the Company on or after the Amendment Effective Date and (6) changes the minimum liquidity covenant to require the Company at all times to maintain cash, cash equivalents and borrowing capacity under any credit facilities in an aggregate amount of at least $15,000,000, of which at least $7,500,000 must be in cash and cash equivalents. All other provisions and terms of the Loan Agreement remain substantially the same.

In the ordinary course of their respective businesses, the lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company and its subsidiaries for which they received, or may receive, customary fees and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the Amendment is furnished as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

On September 30, 2013, the Company announced that its Operating Partnership had entered into an Increased Commitment Supplement and Third Omnibus Amendment Agreement to its Loan Agreement with Wells Fargo. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The information in Exhibit 99.1 attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit Number	Description

10.1	Increased Commitment Supplement and Third Omnibus Amendment Agreement, dated as of September 30, 2013, by and among American Homes 4 Rent, L.P., AH4R Properties, LLC, the Borrowers specified therein and Wells Fargo Bank, National Association.

99.1	Press release dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: October 1, 2013	By:	/s/ Peter J. Nelson
Peter J. Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Increased Commitment Supplement and Third Omnibus Amendment Agreement, dated as of September 30, 2013, by and among American Homes 4 Rent, L.P., AH4R Properties, LLC, the Borrowers specified therein and Wells Fargo Bank, National Association.

99.1	Press release dated September 30, 2013